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                 CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated
August 8, 1995 on the financial statements of the General Portfolio, New York Portfolio, California Portfolio, Connecticut Portfolio, New Jersey Portfolio, and Virginia Portfolio, series of Alliance Municipal Trust, referred to therein in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A, File No. 2-79807, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants."



New York, New York
October 24, 1995

00250122.AC1